SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 26, 2004

VARIFLEX, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-24338	95-3164466
(Commission File Number)	(IRS Employer Identification No.)

5152 North Commerce Avenue

Moorpark, California 93021

(Address of principal executive offices)

(805) 523-0322

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 8.01. Other Events

On August 26, 2004, the Registrant entered into an Agreement and Plan of Merger with Bravo Sports, pursuant to which Bravo Sports will acquire the Registrant. Under the agreement, each share of Variflex common stock will be exchanged for $7.60. A description of the merger agreement is contained in the August 27, 2004 press release attached as Exhibit 99.3 and incorporated herein by reference. The Agreement and Plan of Merger is also attached as Exhibit 2.1 and incorporated herein by reference.

REMY Capital Partners IV, L.P., Raymond H. Losi II, and Raymond H. Losi, the holders of a majority of the Registrant’s voting stock, have executed their written consent to the adoption of the merger agreement and the approval of the other transactions contemplated by the merger agreement, and have executed a support agreement representing that they will not sell or transfer their shares or withdraw their consent, subject to certain conditions. The written consent and the support agreement are attached as Exhibit 99.2 and Exhibit 99.1, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

2.1	Agreement and Plan of Merger

99.1	Support Agreement

99.2	Written consent

99.3	Press release dated August 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIFLEX, INC.
Date: August 27, 2004
	By:	/s/ Petar Katurich
	Name:	Petar Katurich
	Title:	Chief Financial Officer